THE ADVISORS' INNER CIRCLE FUND II
                           (FORMERLY, THE ARBOR FUND)
                      THE HANCOCK HORIZON FAMILY OF FUNDS

                               AMENDED SCHEDULE A
                             DATED MAY 15, 2013 TO
                  SHAREHOLDER SERVICES PLAN DATED MAY 31, 2000

FUND                                CLASS OF SHARES                FEES
--------------------------------------------------------------------------------
Government Money Market                  A                         0.25%
Fund                                Institutional                  0.25%
                                       Sweep

Core Bond Fund                           A                         0.25%
                                         C                         0.25%

Value Fund                               A                         0.25%
                                         C                         0.25%

Growth Fund                              A                         0.25%
                                         C                         0.25%

Burkenroad Small Cap Fund                A                         0.25%
                                         D                         0.25%

Diversified International                A                         0.25%
Fund                                     C                         0.25%

Quantitative Long/Short                  A                         0.25%
Fund                                     C                         0.25%


Louisiana Tax-Free Income                A                         0.25%
Fund                                     C                         0.25%


Mississippi Tax-Free                     A                         0.25%
Income Fund                              C                         0.25%


Diversified Income Fund                  A                         0.25%
                                         C                         0.25%